Exhibit 4.1
ENSCO INTERNATIONAL INCORPORATED,
ENSCO INTERNATIONAL PLC,
PARENT GUARANTOR
AND
DEUTSCHE BANK TRUST COMPANY AMERICAS,
TRUSTEE

SECOND SUPPLEMENTAL INDENTURE
DATED AS OF
DECEMBER 22, 2009
TO
INDENTURE
DATED AS OF
NOVEMBER 20, 1997
This Second Supplemental Indenture, dated as of December 22, 2009, is entered into by and among ENSCO International Incorporated, a Delaware corporation (the “Company”), having its principal office at 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331, Ensco International plc, as guarantor, (“Parent Guarantor”), an English public limited company, having its principal office at ENSCO House, Badentoy Avenue, Badentoy Industrial Estate, Aberdeen, AB12 4YB, Scotland, United Kingdom and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), having its principal office at 60 Wall Street, New York, New York 10005.
RECITALS OF THE COMPANY
The Company has executed and delivered to the Trustee an indenture, dated as of November 20, 1997 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of November 20, 1997 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), issuable in one or more series as provided in the Indenture. All capitalized terms used herein that are defined in the Indenture shall have the meanings assigned thereto in the Indenture unless otherwise defined herein.
Section 902 of the Indenture permits the execution of supplemental indentures with the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of the Holders of Securities of such series under the Indenture, subject to limitations.
Pursuant to the foregoing authority, the Company proposes in and by this Second Supplemental Indenture to supplement and amend the Indenture.
All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.
Now, therefore, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE 1
TABLE OF CONTENTS
Section 101. The Table of Contents of the Indenture is hereby amended by adding the following new definitions in alphabetical order to the list of definitions in Section 101:
     Guarantee
     Guaranteed Obligations
     Parent Guarantor
Section 102. The Table of Contents of the Indenture is hereby amended by adding the following new article:
ARTICLE FOURTEEN
PARENT GUARANTOR
     SECTION 1401. GUARANTEE
     SECTION 1402. LIMITATION ON LIABILITY
     SECTION 1403. SUCCESSORS AND ASSIGNS
     SECTION 1404. NO WAIVER
     SECTION 1405. MODIFICATION

ARTICLE 2
FIRST PARAGRAPH
Section 201. The first paragraph of the Indenture is hereby amended and restated in its entirety as follows:
     THIS Indenture, dated as of November 20, 1997, by and among ENSCO International Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331, Ensco International plc, as guarantor, a public limited company duly organized and existing under the laws of England and Wales (herein called the “Parent Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (herein called the “Trustee”), the office of the Trustee at which at the date hereof its corporate trust business is principally administered being 60 Wall Street, New York, New York 10005.
ARTICLE 3
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 301. The definition of “Officers’ Certificate” in Section 101 in Article One of the Indenture is hereby amended and restated in its entirety as follows:
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Controller, the Secretary or an Assistant Treasurer, Assistant Controller or Assistant Secretary, of the Company or the Parent Guarantor, as applicable, and delivered to the Trustee, which certificate shall be in compliance with Section 103 hereof.
Section 302. The definition of “Opinion of Counsel” in Section 101 in Article One of the Indenture is hereby amended and restated in its entirety as follows:
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company or the Parent Guarantor, as applicable, rendered, if applicable, in accordance with Section 314(c) of the Trust Indenture Act, which opinion shall be reasonably acceptable to the Trustee and in compliance with Section 103 hereof.
Section 303. The definition of “Subsidiary” in Section 101 in Article One of the Indenture is hereby amended and restated in its entirety as follows:
     “Subsidiary” means, as to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or the Parent Guarantor, or by one or more other Subsidiaries, or by the Company or the Parent Guarantor and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 304. Section 101 in Article One of the Indenture is hereby amended by adding the following new defined terms in alphabetical order as follows:
“Guarantee” has the meaning specified in Section 1401(4).
“Guaranteed Obligations” has the meaning specified in Section 1401(1).
“Parent Guarantor” has the meaning specified in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.
Section 305. Section 103 in Article One of the Indenture is hereby amended to add the phrase “or the Parent Guarantor, as applicable,” after each reference therein to the “Company”.
Section 306. Section 104 in Article One of the Indenture is hereby amended to add the phrase “or the Parent Guarantor, as applicable,” after each reference therein to the “Company”.
ARTICLE 4
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 401. Section 801 in Article Eight of the Indenture is hereby amended and restated in its entirety, solely to include the Parent Guarantor, as follows:
     Neither the Company nor the Parent Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and neither the Company nor the Parent Guarantor shall permit any person to consolidate with or merge into the Company or the Parent Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Company or the Parent Guarantor unless:
     (1) the Person formed by such consolidation or into which the Company or the Parent Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or the Parent Guarantor substantially as an entirety shall be a corporation, partnership or trust and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all Additional Amounts, if any) on all the Securities and the performance of every covenant of this Indenture on the part of the Company or the Parent Guarantor, as applicable, to be performed or observed;
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and
     (3) the Company or the Parent Guarantor, as applicable, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
ARTICLE 5
SUPPLEMENTAL INDENTURES
Section 501. The first paragraph of Section 901 and numbered paragraphs (1) and (2) in Article Nine of the Indenture are hereby amended and restated in their entirety, solely to include the Parent Guarantor, as follows:
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Parent Guarantor, when authorized by its board resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company or the Parent Guarantor, as applicable, and the assumption by any such successor of the covenants of the Company or the Parent Guarantor, as applicable, herein and in the Securities;
     (2) to add to the covenants of the Company and/or the Parent Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities or to surrender any right or power herein conferred upon the Company or the Parent Guarantor;
Section 502. The first paragraph of Section 902 in Article Nine of the Indenture is hereby amended and restated in its entirety, solely to include the Parent Guarantor, as follows:
     With the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Parent Guarantor, when authorized by its board resolution and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

ARTICLE 6
COVENANTS
Section 601. The first paragraph of Section 1008 in Article Ten of the Indenture is hereby amended and restated in its entirety, solely to include the Parent Guarantor, as follows:
     Neither the Company nor the Parent Guarantor shall create, assume or suffer to exist any Lien on any Restricted Property to secure any debt of the Company, the Parent Guarantor, any Subsidiary or any other Person, or permit any Subsidiary so to do, without making effective provision whereby the Securities then outstanding and having the benefit of this Section shall be secured by a Lien equally and ratably with such debt for so long as such debt shall be so secured, except that the foregoing shall not prevent the Company, the Parent Guarantor or any Subsidiary from creating, assuming or suffering to exist Liens of the following character:
Section 602. Numbered paragraphs (1) to (14) of Section 1008 in Article 10 of the Indenture are hereby amended to add the phrase “, the Parent Guarantor” after each reference therein to the “Company”.
Section 603. Section 1009 in Article Ten of the Indenture is hereby amended and restated in its entirety, solely to include the Parent Guarantor, as follows:
     Neither the Company nor the Parent Guarantor shall enter into any Sale and Leaseback Transaction covering any Restricted Property, nor permit any Subsidiary to do so, unless:
     (1) the Company, the Parent Guarantor or such Subsidiary would be entitled to incur debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the outstanding Securities) because such Liens would be of such character that no violation of the provisions of Section 1008 would result,
     (2) after the date on which the Securities are originally issued and within a period commencing nine months prior to the effective date of such Sale and Leaseback Transaction and ending nine months after such effective date, the Company, the Parent Guarantor or such Subsidiary shall have expended for Restricted Property (at fair market value as determined by the Board of Directors of the Company or the board of directors of the Parent Guarantor) used or to be used in the ordinary course of business of the Company and its subsidiaries or the Parent Guarantor and its Subsidiaries, as applicable, an amount equal to all or a portion of the Value of such Sale and Leaseback Transaction and the Company or the Parent Guarantor, as applicable, shall have elected to designate such amount as a credit against such Sale and Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below or as otherwise permitted), or
     (3) the Company or the Parent Guarantor during the nine months immediately following the effective date of such Sale and Leaseback Transaction shall have applied to the acquisition of Restricted Property or the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company or the Parent Guarantor, as applicable, for Restricted Property as set forth in clause (2) above).
ARTICLE 7
PARENT GUARANTOR
Section 701. Article Fourteen of the Indenture is hereby added as follows:
ARTICLE FOURTEEN
PARENT GUARANTOR
     SECTION 1401. GUARANTEE
     (1) Except as otherwise set forth in a supplemental indenture establishing a series of Securities and subject to the provisions of this Article Fourteen, the Parent Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on and liquidated damages in respect of the Securities when due, whether on the Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including all obligations of the Company to the Trustee under this Indenture) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Parent Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent Guarantor, and that the Parent Guarantor shall remain bound under this Article Fourteen notwithstanding any extension or renewal of any Guaranteed Obligation.
     (2) The Parent Guarantor waives (to the extent that it may lawfully do so) (a) presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations, (b) notice of protest for nonpayment and (c) notice of any default under Securities of any series or the Guaranteed Obligations. The obligations of the Parent Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities of any series or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities of any series or any other agreement relating to this Indenture or the Securities; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the Parent Guarantor.

     (3) The Parent Guarantor hereby waives (to the extent that it may lawfully do so) (a) any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Parent Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Parent Guarantor hereunder and (b) any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Parent Guarantor.
     (4) The Parent Guarantor further agrees that its guarantee pursuant to this Article Fourteen (the “Guarantee”) herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives (to the extent that it may lawfully do so) any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
     (5) Except as expressly set forth in Article Four and Section 1402, the obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities of any series or any other agreement relating to this Indenture or the Securities, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.
     (6) The Parent Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Parent Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
     (7) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (a) the unpaid principal amount of such Guaranteed Obligations, (b) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (c) all other monetary obligations of the Company to the Holders and the Trustee.
     (8) The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Parent

Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Five, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Section 1401.
     (9) The Parent Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 1401.
     SECTION 1402 LIMITATION ON LIABILITY
     Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Parent Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Parent Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     SECTION 1403 SUCCESSORS AND ASSIGNS
     This Article Fourteen shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities of any series shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture
     SECTION 1404 NO WAIVER
     Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Fourteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Fourteen at law, in equity, by statute or otherwise.
     SECTION 1405 MODIFICATION
     No modification, amendment or waiver of any provision of this Article Fourteen, nor the consent to any departure by the Parent Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Parent Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in the same, similar or other circumstances.

* * *
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.
ENSCO INTERNATIONAL INCORPORATED

By:	/s/ James W. Swent III
	Name:	James W. Swent III
	Title:	Senior Vice President — Chief Financial Officer

ENSCO INTERNATIONAL PLC, Parent Guarantor
By:	/s/ James W. Swent III
	Name:	James W. Swent III
	Title:	Senior Vice President — Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, Trustee
By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Assistant Vice President

By:	/s/ Randy Kahn
	Name:	Randy Kahn
	Title:	Vice President